CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 23, 1996 included in MedQuist Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                         /s/ Arthur Andersen LLP
                                         --------------------------
                                         Arthur Andersen LLP


Philadelphia, Pa.
August 2, 1996